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                                                                       EXHIBIT 5




                                           April 26, 1996



Ciprico Inc.
2800 Campus Drive
Plymouth, Minnesota  55441

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

         We are acting as corporate counsel to Ciprico Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 375,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1994 Incentive Stock Option Plan (the "Plan").

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.      The Company's Certificate of Incorporation, as amended.

         2.      The Company's Bylaws, as amended.

         3. Certain corporate resolutions adopted by the Board of Directors and shareholders of the Company pertaining to the adoption and approval of the Plan.

         4.      The Plan.

         5.      The Registration Statement.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

         1. The Shares are validly authorized by the Company's Certificate of Incorporation, as amended.

         2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.
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Ciprico Inc.
April 26, 1996




         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       FREDRIKSON & BYRON, P.A.



                                       By /s/ Timothy M. Heaney
                                          ---------------------------------
                                          Timothy M. Heaney

                                          900 Second Avenue South
                                          Minneapolis, Minnesota  55402
                                          Phone: (612) 347-7019
                                          Fax: (612) 347-7077